Exhibit 4.3

      WARRANT AGREEMENT, dated as of September 24, 1999 between A.C.L.N. LIMITED, a Cyprus corporation (the "Company"), and SPENCER TRASK SECURITIES, INCORPORATED ("Spencer Trask"). Any defined terms used and not otherwise defined herein shall have the meanings ascribed to them in the Placement Agency Agreement (as defined below).

                               W I T N E S S E T H

      WHEREAS, Spencer Trask and the Company are entering into that certain Placement Agency Agreement of even date herewith (the "Placement Agency Agreement") whereby Spencer Trask shall act as the exclusive placement agent for the offering for sale by the Company of a minimum of 60, and a maximum of 120, units (each a "Unit" and collectively, the "Units"), each Unit consisting of 7,500 of the Company's Ordinary Shares, par value CYP 0.01 per share (the "Ordinary Shares"); and

      WHEREAS, in connection the Offering, the Company has agreed to sell to Spencer Trask, or its designees, for an aggregate purchase price of $1.00, warrants to purchase, at the offering price per Share, such number of Ordinary Shares (the "Warrants") equal to ten percent (10%) of the Ordinary Shares contained in the Units sold in the Offering.

      NOW, THEREFORE, in consideration of the payment by Spencer Trask to the Company of ONE DOLLAR, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant. Spencer Trask is hereby granted the right to purchase a number of Ordinary Shares equal to ten percent (10%) of the number of Ordinary Shares contained in the Units sold in the Offering (the "Warrant Shares"), as such number may be adjusted pursuant hereto, at any time from the date of the Final Closing until 5:30 p.m., New York time, on such date that is five (5) years after the Final Closing (the "Warrant Exercise Term"), at purchase price equal to the offering price per Share in the Offering (the "Exercise Price") as such price may be, from time to time, adjusted pursuant to Section 8 hereof.

      2. Warrant Certificates. Simultaneous with the delivery of this Warrant Agreement, and at each Closing hereafter, the Company shall deliver to Spencer Trask, or Spencer Trask's designee, warrant certificates evidencing Warrants to purchase the appropriate number of Warrant Shares (the "Warrant Certificates"). Each Warrant Certificate delivered pursuant to this Agreement shall be in the form set forth in Exhibit 1 attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement and shall be delivered without issuance tax, cost or other expense of any kind to Spencer Trask. The Warrant Certificates, and the certificates representing the Warrant Shares and/or other securities, property or rights issuable upon exercise of the Warrants, shall be


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

executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company attested to be the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance notwithstanding any subsequent division, exchange, substitution or transfer.

      3. Exercise of Warrant.

      3.1 Method of Exercise. A Warrant Certificate may be exercised by Spencer Trask and/or other registered holders thereof (collectively, the "Holders") by surrender of such Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price by certified or official bank check in New York Clearing House funds for the Warrant Shares purchased, at the Company's principal offices at Reyndersstraat 30, 2000 Antwerp, Belgium. The Warrant Certificate may be exercised to purchase all or part of the Warrant Shares covered thereby. In the event that any Warrant Certificate is exercised to purchase less than all the Warrant Shares covered thereby, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares.

      3.2 Exercise by Surrender of Warrant. Warrants may also be exercised, in full or in part, without cash payment, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed in exchange for the number of Ordinary Shares equal to the product of (i) the number of shares as to which the Warrants are being exercised multiplied by (ii) a fraction, the numerator of which is the Market Price (as hereinafter defined) of the Ordinary Shares minus the Exercise Price and the denominator of which is the Market Price. For the purposes of this Agreement, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last five (5) trading days, in either case as officially reported by the principal securities exchange on which the Ordinary Shares are listed or admitted to trading, or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through The NASDAQ Stock Market ("Nasdaq"), the OTC Bulletin Board, or a similar organization if Nasdaq is no longer reporting such information, or if the Ordinary Shares are not quoted on Nasdaq or such a similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

      4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares shall be made within five (5) business days thereafter without charge to the Holder thereof, including, without limitation, any tax which may be payable in respect of the issuance thereof. Such certificates shall be issued in the name of the Holder thereof. The Warrant Certificates and the certificates representing the Warrant Shares shall be


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duly executed on behalf of the Company. Warrant Certificates shall be dated the date of issuance, division, exchange, substitution or transfer.

      5. Transfer of Securities. Spencer Trask covenants and agrees that it is acquiring the Warrants and the Warrant Shares (collectively, the "Warrant Securities") for its own account, for investment, and not with a view to distribution thereof. Holders of the Warrants or Warrant Shares may transfer such Warrants or Warrant Shares only in compliance with applicable federal and state securities laws. In order for any transferee of any Warrant Securities to receive any of the benefits of this Agreement, the Company must have received notice of such transfer, at the address in Section 3.1 above, in the Form of Assignment annexed hereto, accompanied by an opinion of counsel, which opinion of counsel and counsel shall be reasonably acceptable to the Company, that an exemption from registration of such Warrant Securities under the Securities Act of 1933, as amended (the "Securities Act"), and under any applicable state securities laws is available. Any transferee must also covenant and agree that it is acquiring such Warrant Securities, as the case may be, as an investment and not with a view to distribution thereof.

      6. No Registration Under the Securities Act. The Warrant Securities have not been registered under the Securities Act or any state securities or "blue sky" laws and may not be resold except pursuant to an effective registration statement thereunder or exemption therefrom. The Warrant Certificates and certificates representing the Warrant Shares shall bear the legend set forth below:

      "The securities represented by this certificate have been issued without registration under the Securities Act of 1933, as amended, or under any state securities laws, and may not be sold, transferred or pledged in the absence of an effective registration statement under applicable federal and state securities laws or an opinion of counsel that the transfer is exempt from registration under applicable federal and state securities laws."

      7. Registration Rights.

      7.1 Agreement to Register. The Company shall prepare and file, within 60 days after the Final Closing Date, a registration statement under the Securities Act with the SEC, which registration statement shall cover the resale of the Warrant Shares (the "Registrable Shares"). The 60-day period may be extended for a reasonable period by the Company in the case of extraordinary and mitigating circumstances, such as a sale or merger of the Company, with Spencer Trask's consent, which consent may not be unreasonably withheld (the "Filing Date").

      7.2 Demand Registrations; Registration Procedures. In the event the Company is unable to register the Registrable Shares pursuant to Section 7.1, then the Company shall register the Registrable Shares under the Securities Act on two separate occasions during the Warrant Exercise Term, at the request of the holders of a majority of the Registrable Shares made at any time 180 days after the Final Closing. On each such occasion, the Company shall use its best reasonable efforts to effect the registration of any of the Registrable Shares under the Securities

Act; provided that, in connection with the registration hereunder and with the registration procedures set forth below, the sellers of the Registrable Shares shall furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company will, as expeditiously as possible:

      (a) prepare and file with the SEC a registration statement with respect the Registrable Shares and use its best efforts to cause such registration statement to become effective under the Securities Act as soon as reasonably practicable thereafter and to remain effective for 120 days following the effectiveness of such registration statement (the "Requisite Period");

      (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Shares covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

      (c) furnish to each seller of the Registrable Shares and to each underwriter, if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Shares covered by such registration statement;

      (d) use its reasonable best efforts (i) if required, to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of the Registrable Shares, or in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby, and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Shares in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

      (e) list the Registrable Shares covered by such registration statement on the Nasdaq National Market;

      (f) immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

      (g) notify each seller of Registrable Shares of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

      (h) permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Shares being registered to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing;

      (i) make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the registration statement;

      (j) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary indemnification and contribution provisions;

      (k) furnish to the sellers of the Registrable Shares or the underwriter, if any, participating in any distribution pursuant to such registration statement on the date that the registration statement becomes effective: (i) a copy of an opinion of counsel representing the Company for the purposes of such registration, dated such date and addressed to the sellers and the underwriters, if any, to the effect that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the sellers of the Registrable Shares and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such sellers or underwriters reasonably may request;

      (l) make available for inspection by each seller of the Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

      (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement;

      (n) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Shares to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the sellers or any underwriters may reasonably request without restrictive legend; and

      (o) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Shares pursuant to the registration statement.

      7.3 Piggyback Registration. If the Company at any time (other than pursuant to Sections 7.1 or 7.2) from the date of this Agreement through the date of the seventh anniversary from (i) the date hereof or (ii) the Warrant Exercise Term, whichever is longer, proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account, or for the account of other security holders, or both, (except with respect to registration statements on Forms S-4, F-4 or S-8 and any successor forms thereto and except when, in the opinion of any underwriter of an underwritten public offering of securities by the Company, inclusion of the Registrable Shares would cause the marketing of such offering to be materially more difficult than would be the case in the absence of the inclusion of such Registrable Shares), then each such time the Company will give written notice to such effect to all holders of the Registrable Shares at least 30 days prior to such filing. Each holder of the Registrable Shares shall then have 30 days after the giving of any such notice by the Company to request that the Company register any of such holder's Eligible Shares (as defined below) as part of such registration. The Company shall cause the Eligible Shares as to which such registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Eligible Shares so registered. Notwithstanding the foregoing, in the event that any registration pursuant to this Section 7.3 shall be, in whole or in part, an underwritten public offering of the Ordinary Shares, the number of Eligible Shares to be included in such an underwriting may be reduced pro rata among all of the requesting holders based upon the number of Eligible Shares requested to be registered by such holders if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of shares to be offered by the Company or would materially adversely affect the marketing of such offering by the Company; provided, that such number of Eligible Shares shall not be reduced if any Ordinary Shares are to be included in such underwriting for the account of any person other than the Company, Spencer Trask and its assigns or any other requesting holders of Eligible Securities (as defined in the Registration Rights Agreement entered into between the Company and each investor). Notwithstanding the foregoing provisions, the

Company may withdraw any registration statement referred to in this Section 7.3 without thereby incurring any liability to the holders of Eligible Shares. For purposes hereof, "Eligible Shares" shall mean all of the Registrable Shares other than such Registrable Shares that are actually free of restriction on resale under the Securities Act pursuant to Rule 144(k) or otherwise.

      8. Adjustments to Number of Securities.

      8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

      8.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      8.3 Definition of Ordinary Shares. For the purpose of this Agreement, the term "Ordinary Shares" shall mean (i) the class of stock designated as Ordinary Shares in the Memorandum and Articles of Association of the Company as such Memorandum and Articles of Association may be amended as of the date hereof, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

      8.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or merger shall execute and deliver to each Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of Ordinary Shares and other securities and property receivable upon such consolidation or merger, by a Holder of the number of Ordinary Shares for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section
8. The above provision of this subsection 8.4 shall similarly apply to successive consolidations or mergers.

      8.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

      (a) upon the issuance of Ordinary Shares issuable upon exercise of the Warrants contained in Units sold in the Offering;


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

      (b) upon the issuance of Ordinary Shares issuable upon exercise or conversion of securities outstanding as of the date of this Warrant Agreement;

      (c) upon the issuance of Ordinary Shares issued in respect of the anti-dilution provisions of any securities of the Company; or

      (d) If the amount of said adjustment shall be less than CYP 0.01 per Warrant Share; provided, however, that in such ease any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least CYP
0.01 per Warrant Share.

      9. Exchange and Replacement of Warrant Certificates. (a) Notwithstanding anything herein to the contrary, each Warrant Certificate shall be exchangeable, upon the surrender thereof by the registered Holder at the principal office of the Company and reimbursement to the Company of all reasonable expenses incidental thereto, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

      (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company shall make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

      10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of Ordinary Shares or other securities, properties or rights.

      11. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that: upon exercise of the Warrants and payment of the Exercise Price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

      12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote for, consent to or receive notice as a stockholder in respect of, any meetings of stockholders for the election of directors or any other matter, or to confer upon the Holders any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

      (a) The Company intends to declare a dividend (other than a dividend consisting solely of Ordinary Shares) or otherwise distribute to its stockholders any assets (other than Ordinary Shares), whether issued by the Company or by another, or any other thing of value; or

      (b) The Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

      (c) The Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

      (d) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed, then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

      13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

      (a) If to a registered Holder of Warrants, to the address of such Holder as shown on the books of the Company; or

      (b) If to the Company, to the address set forth in Section 3.1 hereof or to such other address as the Company may designate by notice to the Holders.

      14. Supplements and Amendments, Amendments to this Agreement may be made only with the written consent of the Holders of a majority of the Warrants.

      15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, and the Holders and their respective successors and assigns hereunder.


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

      16. Termination. This Agreement shall terminate at the close of business on the last date of the Warrant Exercise Term.

      17. Governing Law; Submission to Jurisdiction. (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

      (b) The Company and the Holders, by accepting Warrants issued pursuant to this Agreement, hereby agree that any action, proceeding or claim against it or them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the United States and the State of New York, located in the City of New York, and shall be irrevocably submitted to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any process or summons to be served upon any of the Company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. THE COMPANY AND THE HOLDERS AGREE TO WAIVE THEIR RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      18. Entire Agreement; Modification. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and may not be modified or amended except as provided in Section 14 hereof or by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      19. Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

      21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Spencer Trask and any other registered Holder(s) of the Warrants or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Spencer Trask and any other Holder(s) of the Warrants or Warrant Shares. This Agreement shall not be assignable, except as expressly permitted herein.

      22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                            (Signature Page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                                       A.C.L.N. LIMITED

                                       By /s/ Christian L. Payne
                                          --------------------------------------
                                          Name   CHRISTIAN L. PAYNE
                                          Title: VP-FINANCE


                                       SPENCER TRASK SECURITIES, INCORPORATED

                                       By  /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          Name
                                          Title:

          SIGNATURE PAGE TO WARRANT AGREEMENT, DATED SEPTEMBER __, 1999 BETWEEN A.C.L.N. LIMITED, AND SPENCER TRASK SECURITIES INCORPORATED

                                                                       EXHIBIT 1

                          [FORM OF WARRANT CERTIFICATE]

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

            THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-

                                                             ___________Warrants

                              WARRANT CERTIFICATE

      This Warrant Certificate certifies that ___________ is registered holder of ___________ Warrants to purchase at any time after the Final Closing until 5:30 p.m. New York time on such date five (5) years after the Final Closing (the "Expiration Date"), one fully paid and non-assessable Ordinary Share of the Company, par value CYP 0.01 per share (the "Ordinary Shares"), of the Company at an exercise price equal to 150% of the offering price of the Ordinary Shares in the Offering, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of September __, 1999 between the Company and Spencer Trask Securities, Incorporated ("Spencer Trask") (the "Warrant Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House finds payable to the order of the Company or by any other method permitted by the Warrant Agreement.

      No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in, and made a part of, this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the

Company, Spencer Trask and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

      Upon due presentment for registration of transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer or as provided in the Warrant Agreement.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of              , 1999

                                           A.C.L.N. LIMITED


                                           By:__________________________________
                                              Name:
                                              Title:

Attest:


_______________________________
Name:
Title:

                          FORM OF ELECTION TO PURCHASE

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Ordinary Shares.

      In accordance with the terms of Section 3.1 of the Warrant Agreement, dated as of September __, 1999 between A.C.L.N. Limited and Spencer Trask Securities, Incorporated (the "Warrant Agreement"), the undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is
______________________________________________________________ and that such certificate be delivered to ________________ whose address is _____________________________________________. The undersigned hereby makes the representations and warranties stated in the Warrant Agreement to the Company.

Dated: __________


                   Signature ___________________________________________________
                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                  ______________________________________________________________
                  (Insert Social Security or Other Identifying Number of Holder)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

      FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
                   (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________


                   Signature ___________________________________________________
                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                  ______________________________________________________________
                  (Insert Social Security or Other Identifying Number of Holder)